REPAIR ESCROW AGREEMENT


       This REPAIR ESCROW AGREEMENT ("Agreement") is made and entered into as of this ____ day of _____, 1998, by and between KENNEDY BOULEVARD ASSOCIATES I, L.P., a Pennsylvania limited partnership ("Borrower"), and LEHMAN BROTHERS HOLDINGS INC. d/b/a Lehman Capital, a Division of Lehman Brothers Holdings Inc., a Delaware corporation ("Lender") and its successors and assigns.

                             W I T N E S S E T H:

       WHEREAS, Lender has agreed to make and Borrower has agreed to accept the Loan, which is to be evidenced by the Note and secured by the Security Instrument encumbering the Property described on Exhibit "A" attached to, and incorporated into, this Agreement by reference;

       WHEREAS, as a condition of making the Loan, Lender is requiring Borrower to make the Repairs to the Improvements, which Repairs are generally described in the Schedule of Work attached to this Agreement as Exhibit "B";

       WHEREAS, in order to assure that the Repairs are made and paid for in a timely manner, Lender is requiring Borrower to establish the Repair Escrow Fund with Lender pursuant to the terms of this Agreement; and

       WHEREAS, Lender and Borrower are desirous of reducing to writing all of their agreements regarding the Repair Escrow Fund.

       NOW, THEREFORE, for and in consideration of the Loan, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:
       1. Definitions. The following terms used in this Agreement shall have the meanings set forth below in this Paragraph 1:

          (a) "Completion Date" means the date for completion of each Repair which is specified in Exhibit B.

          (b) "Disbursement Request" means Borrower's written requests to Lender in the form attached to this Agreement as Exhibit "C" for the disbursement of money from the Repair Escrow Fund pursuant to Paragraph 3 below, which requests shall not be made more often than once every thirty (30) days during the term of this Agreement.

          (c) "Improvements" means the mixed-use building known as The Sterling and situated upon the Property.

          (d) "Jurisdiction" means the State in which the Property is located.

          (e) "Loan" means the loan from Lender to Borrower in the original principal amount of TWENTY THREE MILLION AND 00/100 DOLLARS ($23,000,000.00), as evidenced by the Note and secured by the Security Instrument.

          (f) "Loan Documents" means, collectively, the Note, Security Instrument, this Agreement and all other instruments and documents executed in connection with the Loan.

          (g) "Minimum Disbursement Request Amount" means One Thousand and 00/100 Dollars ($1,000).

          (h) "Note" means the promissory note from Borrower to Lender evidencing the Loan.

          (i) "Property" means the real property described on the attached Exhibit "A".

          (j) "Repairs" means the repairs to be made to the Improvements, as described on the attached Exhibit "B" or as otherwise required by Lender in accordance with this Agreement.

          (k) "Repair Escrow Fund" means the sum of ONE MILLION SEVEN HUNDRED NINETY SIX THOUSAND SEVEN HUNDRED FORTY TWO AND 50/100 DOLLARS ($1,796,742.50) deposited into escrow with Lender as of the date of this Agreement, together with interest, if any, to be held in accordance with the provisions of this Agreement.

          (l) "Schedule of Work" means the schedule of work for the Repairs attached to this Agreement as Exhibit "B".

          (m) "Security Instrument" means the mortgage, deed of trust, deed to secure debt, or other similar security instrument encumbering the Property and securing Borrower's performance of its Loan obligations.

       2. Repair Escrow Fund.

          (a) Establishment. Lender hereby acknowledges that Borrower has established the Repair Escrow Fund by depositing the amount of the Repair Escrow Fund with Lender. Borrower and Lender agree that all monies deposited into the Repair Escrow Fund shall be held by Lender in an interest bearing account if Lender estimates that the Repairs will require longer than ninety (90) days to complete, and any interest earned on such monies shall be added to the principal balance of the Repair Escrow Fund and disbursed in accordance with the provisions of this Agreement. Lender shall be entitled to deduct from the Repair Escrow Fund a one time fee in the amount of [-0- Dollars ($-0-)] for establishing the Repair Escrow Fund. Lender shall not be responsible for any losses resulting from investment of monies in the Repair Escrow Fund or for obtaining any specific level or percentage of earnings on such investment.

          (b) Use. The Repair Escrow Fund shall, except as otherwise stated in this Agreement, be used for the purpose of paying, or reimbursing Borrower for, the costs of the Repairs.

       3. Disbursements. From time to time, as construction and completion of the Repairs progresses, upon Borrower's submission of a Disbursement Request in the form attached to this Agreement as Exhibit C, and provided that Borrower is in full compliance with all the applicable conditions set forth in this Agreement and has complied with the conditions contained in the other Loan Documents within the grace periods contained therein, if applicable, Lender shall make disbursements from the Repair Escrow Fund for payment or reimbursement of the actual costs of the Repairs. Borrower's Disbursement Request shall be signed by Borrower, and Borrower shall include with its Disbursement Request a report setting out the progress of the Repairs and any other reports or information relating to the construction of the Repairs that may be reasonably requested by Lender. Borrower also shall include with each Disbursement Request copies of any applicable invoices and/or bills and appropriate lien waivers for the prior period for which disbursement was made, executed by all contractors and suppliers supplying labor or materials for the Repairs, and, unless waived by Lender in writing, a report prepared by the professional engineer employed by Lender as to the status of the Repairs. Except for the final Disbursement Request, no Disbursement Request shall be for an amount less than the Minimum Disbursement Request Amount. Lender may deduct from each disbursement its actual out-of-pocket expenses incurred in processing the disbursement, including but not limited to any out-of-pocket expenses for engineering fees described in Section 7(d).

       4. Reporting Requirements; Completion. Prior to receiving the final disbursement from the Repair Escrow Fund, Borrower shall deliver to Lender, in addition to the information required by Paragraph 3 above, the following:

          (a) Contractor's Certificate. A certificate signed by each major contractor and supplier of materials, as reasonably determined by Lender, engaged to provide labor or materials for the Repairs to the effect that such contractor or supplier has been paid in full for all work completed;

          (b) Borrower's Certificate. A certificate signed by Borrower to the effect that the Repairs have been fully paid for, that all money disbursed hereunder has been used for the Repairs and no claim or claims exist against the Borrower or against the Property or Improvements out of which a lien based on furnishing labor or material exists or might ripen. Borrower may except from the certificate described in the preceding sentence any claim or claims that Borrower intends to contest, provided that any such claim or claims are described in Borrower's certificate and Borrower certifies to Lender that the Repair Escrow Fund is sufficient to make payment of the full amount which might in any event be payable in order to satisfy such claim or claims. If required by Lender, Borrower also shall certify to Lender that such portion of the Repairs is in compliance with all applicable zoning ordinances;

          (c) Engineer's Certificate. A certificate signed by the professional engineer employed by Lender to the effect that the Repairs have been completed in a good and workmanlike manner in compliance with the Schedule of Work and all applicable building codes, zoning ordinances and other building rules and regulations promulgated by applicable regulatory or governmental authorities; and

          (d) Other Certificates. Any other certificates of approval, acceptance or compliance required by Lender from or by the city, county, state or federal governmental authorities having jurisdiction over the Property and the Repairs if such authority customarily issues such certificates.

       5. Indirect and Excess Disbursements. If Borrower abandons or fails to proceed diligently with the Repairs or otherwise is in default under this Agreement, Lender, in its sole judgment, is authorized to hold, use and disburse the Repair Escrow Fund to pay any and all costs, charges and expenses whatsoever and howsoever incurred or required in connection with the construction and completion of the Repairs, or in the payment or performance of any obligation of
Borrower to Lender.   If Lender, for purposes specified in this Paragraph 5,
shall elect to pay any portion of the Repair Escrow Fund to parties other than Borrower, then Lender may do so, at any time and from time to time, and the amount of advances to which Borrower shall be entitled under this Agreement shall be correspondingly reduced.

       6. Schedule of Work. All disbursements from the Repair Escrow Fund shall be limited to the costs of those items set forth on the Schedule of Work attached to this Agreement as Exhibit "B".

       7. Repairs.  Borrower covenants and agrees with Lender as follows:

          (a) Commencement of Work. Prior to the recordation of the Security Instrument, no work of any kind has been or will be commenced or performed upon the Property and no materials or equipment have been or will be delivered to or upon the Property.

          (b) Construction. Borrower will commence the Repairs as soon as practicable after the date of this Agreement and will diligently proceed with and complete the Repairs on or before the Completion Date in a workmanlike manner and in accordance with the Schedule of Work, subject to delays caused by circumstances not within the Borrower's reasonable control, good building practices and all applicable laws, ordinances, rules and regulations.

          (c) Changes in Schedule of Work . Without the prior written consent of Lender, Borrower will make no departures from or alterations to the Schedule of Work.

          (d) Inspections. Borrower will permit Lender or any person designated by Lender (including without limitation a professional inspection engineer) and any interested governmental authority, at any time and from time to time, to inspect the Repairs and Improvements and to examine and copy all of Borrower's books and records and all contracts and bills pertaining to the Repairs and Improvements. Lender may deduct from the Repair Escrow Fund Lender's actual out-of-pocket costs for expenses charged by any professional inspection engineer employed by Lender in connection with any such inspection, which are customarily charged by prudent institutional lenders originating loans on properties similar in type, age and character to the Property. Borrower agrees to cause the replacement of any material or work that is defective, unworkmanlike, does not comply with any applicable law, ordinance, rule or regulation, or does not comply with the requirements of this Agreement, as determined by Lender. Prior to and as a condition of the final disbursement of funds from the Repair Escrow Fund, Lender shall inspect or cause to be inspected the Repairs and the Improvements to determine that all Repairs, including but not limited to interior and exterior repairs have been completed in a manner acceptable to Lender.

          (e) Purchases. Without the prior written consent of Lender, no materials, machinery, equipment, fixtures or any other part of the Repairs shall be purchased or installed under conditional sale contracts or lease agreements, or any other arrangement wherein title to such Repairs is retained or subjected to a purchase money security interest, or the right is reserved or accrues to anyone to remove or repossess any such Repairs, or to consider them as personal property.

       8. Lien Protection. Borrower shall promptly pay or cause to be paid, when due, all costs, charges and expenses incurred in connection with the construction and completion of the Repairs, and shall keep the Property and Improvements free and clear of any and all liens other than the lien of the Security Instrument and any other junior lien which may be consented to by Lender.

       9. Adverse Claims. Borrower shall promptly advise Lender in writing of any litigation, liens, or claims affecting the Property and of all complaints and charges made by any governmental authority or any governmental department, bureau, commission or agency exercising supervision or control over Borrower or its business, which may delay or adversely affect the Repairs.

       10.Compliance with Laws; Insurance Requirements.

          (a) Compliance Laws. All Repairs shall comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

          (b) Insurance Requirements. In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workers' compensation, builder's risk (if required by Lender), and public liability insurance and other insurance required under applicable law in connection with any of the Repairs. All such policies shall be in form and amount satisfactory to Lender. All such policies which can be endorsed with standard mortgage clauses making losses payable to Lender or its assigns shall be so endorsed. Copies of policies shall be deposited with Lender.

       11.Use of Repair Escrow Fund. Borrower will accept disbursements from the Repair Escrow Fund in accordance with the provisions of this Agreement and will use, or cause to be used, each such disbursement solely to pay for materials, labor and services, or to pay costs and expenses for which such disbursement is requested.

       12.Conditions Precedent. Lender shall not be obligated to make any disbursement from the Repair Escrow Fund to or for the benefit of Borrower unless at the time of each Disbursement Request all of the following conditions prevail:

          (a) No Default. No condition, event or act shall exist beyond any applicable grace period, which would constitute a default (with or without notice and/or lapse of time) under this Agreement or any other Loan Document.

          (b) Representations and Warranties. All representations and warranties of Borrower set forth in this Agreement and in the Loan Documents are true in all material respects.

          (c) Continuing Compliance. Borrower shall be in full compliance (within any applicable grace period) with the provisions of this Agreement, the other Loan Documents and any request or demand by Lender permitted hereby.

          (d) No Lien Claim. No lien or claim based on furnishing labor or materials has been filed or asserted against the Property or the Improvements, unless Borrower has properly provided bond or other security against loss in accordance with applicable law.

          (e) Approvals. All licenses, permits, and approvals of governmental authorities required for the Repairs as completed to the applicable stage have been obtained.

          (f) Legal Compliance. The Repairs as completed to the applicable stage do not violate any laws, ordinances, rules or regulations, or building lines or restrictions applicable to the Property.

       13.Right to Complete Repairs. If Borrower abandons or fails to proceed diligently with the Repairs or otherwise is in default under this Agreement, Lender shall have the right (but not the obligation) to enter upon the Property and take over and cause the completion of the Repairs. Any contracts entered into or indebtedness incurred upon the exercise of such right may be in the name of Borrower, and Lender is hereby irrevocably appointed the attorney in fact of Borrower, such appointment being coupled with an interest, to enter into such contracts, incur such obligations, enforce any contracts or agreements made by or on behalf of Borrower (including the prosecution and defense of all actions and proceedings in connection with the Repairs and the payment, settlement, or compromise of all claims for materials and work performed in connection with the Repairs) and do any and all things necessary or proper to complete the Repairs including signing Borrower's name to any contracts and documents as may be deemed necessary by Lender. In no event shall Lender be required to expend its own funds to complete the Repairs, but Lender may, in Lender's sole discretion, advance such funds. Any funds advanced shall be added to the outstanding balance of the Note, secured by the Security Instrument and payable to Lender by Borrower in accordance with the provisions of the Security Instrument pertaining to the protection of Lender's security and advances made by Lender. Borrower waives any and all claims it may have against Lender for materials used, work performed or resultant damage to the Property.

       14.Insufficient Account. If Lender determines in its reasonable discretion that the Repair Escrow Fund is insufficient to pay for the Repairs, Lender shall so notify Borrower, in writing, and as soon as possible (but in no event later than thirty (30) days after such notice) Borrower shall pay to Lender an amount, in cash, equal to such deficiency, which amount shall be placed in the Repair Escrow Fund by Lender.

       15.Security Agreement. Borrower hereby conveys, pledges, transfers and grants to Lender and its successors and assigns a security interest pursuant to the Uniform Commercial Code of the Jurisdiction and other applicable laws in and to all money in the Repair Escrow Fund as such may increase or decrease from time to time for the purpose of securing Borrower's obligations under this Agreement and to further secure Borrower's obligations under the Note, Security Instrument and other Loan Documents.

       16.Post Default. If Borrower defaults in the performance (beyond any applicable grace period) of its obligations under this Agreement or under the Note, Security Instrument or any other Loan Document , Lender and its successors and assigns shall have all remedies available to them under Article 9 of the Uniform Commercial Code of the Jurisdiction and under any other applicable laws and, in addition, may retain all monies in the Repair Escrow Fund, including interest, and in Lender's discretion, may apply such amounts, without restriction and without any specific order of priority, to the payment of any and all indebtedness or obligations of Borrower set forth in the Note, Security Instrument or other Loan Documents, including, but not limited to, principal, interest, taxes, insurance, reasonable attorneys' fees actually incurred and/or repairs to the Property.

       17.Termination. This Agreement shall terminate upon the completion of the Repairs in accordance with this Agreement, and the full disbursement by Lender of the Repair Escrow Fund. In the event there are funds remaining in the Repair Escrow Fund after the Repairs have been completed in accordance with this Agreement, and provided no default by Borrower exists beyond any applicable notice or grace period under this Agreement or under any other Loan Documents, such funds remaining in the Repair Escrow Fund shall be returned to Borrower.

       18.No Amendment. Nothing contained in this Agreement shall be construed to amend, modify, alter, change or supersede the terms and provisions of the Note, Security Instrument or any other Loan Document and, if there shall exist a conflict between the terms and provisions of this Agreement and those of the Note, Security Instrument or other Loan Documents, then the terms and provisions of the Note, Security Instrument and other Loan Documents shall control.

       19.RELEASE; INDEMNITY.

          (A) RELEASE. BORROWER COVENANTS AND AGREES THAT, IN PERFORMING ANY OF ITS DUTIES UNDER THIS AGREEMENT, NEITHER LENDER NOR ANY OF ITS SUCCESSORS AND ASSIGNS SHALL BE LIABLE FOR ANY LOSSES, COSTS OR DAMAGES WHICH MAY BE INCURRED BY ANY OF THEM AS A RESULT THEREOF, EXCEPT FOR ANY LOSSES, COSTS OR DAMAGES ARISING OUT OF THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH PARTY.

          (B) INDEMNITY. BORROWER HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS LENDER AND ITS SUCCESSORS AND ASSIGNS, AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND EXPENSES INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS, WHICH MAY BE IMPOSED OR INCURRED BY ANY OF THEM IN CONNECTION WITH THIS AGREEMENT EXCEPT TO THE EXTENT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES AND EXPENSES ARISE OUT OF THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER OR ITS SUCCESSORS OR ASSIGNS.

          (c) No Personal Liability. Neither Borrower nor any member or partner of Borrower shall be personally liable for the payment of any amount under Subsection (a) or (b), except to the extent set forth in the Note and Security Instrument.

       20.Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the Jurisdiction.

       21.Successors and Assigns. Borrower acknowledges and agrees that Lender, at its option, may assign or otherwise transfer the Loan and all documents evidencing and securing the Loan, including, but not limited to, this Agreement, to other parties subsequent to the execution of this Agreement. This Agreement shall be binding upon the successors and assigns of Borrower and Lender. Borrowers may not assign its rights, interests, or obligations under this Agreement without first obtaining Lender's prior written consent. Notwithstanding the foregoing, Borrower's rights, interests and obligation under this Agreement shall be transferred to any transferee which acquires the Property in accordance with the provisions of Section 9 of the Security Instrument.

       22.Attorneys' Fees. In the event that Lender or its successors or assigns shall engage the services of an attorney at law to enforce the provisions of this Agreement against Borrower, then Borrower shall pay all costs of such enforcement, including any reasonable attorneys' fees actually incurred.

       23.Remedies Cumulative. In the event of Borrower's default under this Agreement, which default extends beyond any applicable grace period, Lender may exercise all or any one or more of its rights and remedies available under this Agreement, at law or in equity. Such rights and remedies shall be cumulative and concurrent, and may be enforced separately, successively or together, and Lender's exercise of any particular right or remedy shall not in any way prevent Lender from exercising any other right or remedy available to Lender. Lender may exercise any such remedies from time to time as often as may be deemed necessary by Lender.

       24.Determinations by Lender. Except as otherwise provided in this Agreement, in any instance where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Agreement, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision shall be made or exercised by Lender (or its designated representative) at its sole and exclusive option and in its sole and absolute discretion.

       25.Completion of Repairs. Lender's disbursement of monies in the Repair Escrow Fund or other acknowledgment of completion of any Repair in a manner satisfactory to Lender shall not be deemed a certification by Lender that the Repair has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any governmental authority or agency. Borrower shall at all times have the sole responsibility for insuring that all Repairs are completed in accordance with all such governmental requirements.

       26.No Agency or Partnership. Nothing contained in this Agreement shall constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations or contracts of Borrower.

       27.Entire Agreement. This writing constitutes the entire agreement of the parties relative to the Repair Escrow Fund. Any modification or amendment hereto shall be ineffective unless in writing and signed by the parties hereto.

       28.Cure Period. Borrower shall be deemed in default under this Agreement only if:

          (a) A default has occurred under the Note, the Security Instrument or any other Loan Document which has extended beyond the expiration of any applicable grace or cure period; or

          (b) Borrower is in breach of any obligation under this Agreement and has failed to cure the breach within thirty (30) days after notice of the breach has been given by Lender.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

             BORROWER:

             KENNEDY BOULEVARD ASSOCIATES I, L.P., a Pennsylvania limited partnership

                    By: KENNEDY BOULEVARD ASSOCIATES II, L.P., a Pennsylvania
                        limited partnership, its general partner

                         By: KENNEDY BOULEVARD I GP, L.L.C., a South Carolina limited liability company, its general partner

                              By:  CONSOLIDATED CAPITAL INSTITUTIONAL
                                   PROPERTIES, a California limited partnership, its sole member

                                   By:  CONCAP EQUITIES, INC., a Delaware
                                        corporation, its general partner

                                        By:  /s/ Robert D. Long, Jr.
                                             Robert D. Long, Jr.
                                             Vice President



             Borrower's Social Security or Tax Payer Identification Number:
             23-2826507


             LENDER:
             LEHMAN BROTHERS HOLDINGS INC. d/b/a Lehman Capital, A Division of Lehman Brothers Holdings Inc., a Delaware corporation

             By:
                    Name:
                    Title:

                                  EXHIBIT A


                             Property Description



                                  EXHIBIT B


                               (To be Inserted)



                                  EXHIBIT C

                             Disbursement Request

       The undersigned hereby requests from
("Lender") the disbursement of funds in the amount of $
("Disbursement Request") from the Repair Escrow Fund established pursuant to the
Repair Escrow Agreement dated                  by and between Lender and the
undersigned to pay for repairs to the mixed-use building known as The Sterling and located in Philadelphia, Pennsylvania.

       The undersigned hereby represents and warrants to Lender that the following information and certifications provided in connection with this Disbursement Request are true and correct as of the date hereof:

       1.  Purpose for which disbursement is requested?

       2. To whom shall the disbursement be made (may be the undersigned in the case of reimbursement for advances and payments made or cost incurred for work done by the undersigned.)?

     3. Estimated costs of completing the uncompleted Repairs as of the date of this Disbursement Request?

     4.  The undersigned certifies that:

       (a) the disbursement requested pursuant to this Disbursement Request will be used solely to pay a cost or costs allowable under the Repair Escrow Agreement;

       (b) none of the items for which disbursement is requested pursuant to this Disbursement Request has formed the basis for any disbursement previously made from the Repair Escrow Fund;

       (c) all labor and materials for which disbursements have been requested have been incorporated into the Improvements or suitably stored upon the Property in accordance with reasonable and standard building practices, the Repair Escrow Agreement and all applicable laws, ordinances, rules and regulations of any governmental authority having jurisdiction over the Property; and

       (d) the materials, supplies and equipment furnished or installed for the Repairs are not subject to any lien or security interest or that the funds to be disbursed pursuant to this Disbursement Request are to be used to satisfy any such lien or security interest.

     5. All capitalized terms used in this Disbursement Request without definition shall have the meanings ascribed to them in the Repair Escrow Agreement.


     IN WITNESS WHEREOF, the undersigned has executed this Disbursement Request as of the day and date first above written.



                                    Date: ____________________________________